SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 22, 2002

CYTATION CORPORATION
(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-5388	16-0961436
(Commission File Number)	(I.R.S. Employer Identification Number)

251 Thames Street, Bristol, RI	02809
(Address of Principal Executive Offices)	(Zip Code)

(401) 254-8800
(Registrant's Telephone Number, Including Area Code)

ITEM 5. OTHER EVENTS

Pursuant to approval of the Company's stockholders at its Annual Meeting of Stockholders held on September 10, 2002 and further approval of the Company's Board of Directors, the Company has amended its Certificate of Incorporation effective as of November 25, 2002 to effect a one-for-one hundred fifty (1-for-150) reverse split of its shares of common stock. The reverse split is effective November 26, 2002 for stockholders of record on November 25, 2002.

Effective as of November 26, 2002, the Company's trading symbol on the Nasdaq Over the Counter Bulletin Board is changed to "CYON" from "CYTY". The new CUSIP number for the Company's common stock is 23281Y 20 6.

Pursuant to approval of the Company's stockholders at the Annual Meeting, the Company's Certificate of Incorporation was also amended to reduce the number of shares of common stock the Company is authorized to issue to 2,000,000 from 100,000,000; to reduce the number of shares of preferred stock the Company is authorized to issue to 1,140,000 from 10,000,000; to repurchase all of the issue and outstanding shares of Series A Convertible Preferred Stock; and to permit action required or permitted to be taken by stockholders of the Company to effected by a consent in writing as provided by Delaware law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                             CYTATION CORPORATION

                                                            /s/ Richard A. Fisher
                                                            Name:  Richard A. Fisher
                                                            Title:    Chairman

DATE: November 22, 2002